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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan and the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc., of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of Terayon Communication Systems, Inc. included in its Annual Report (Form 10-K/A), as amended on April 30, 2001, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
May 14, 2001